Exhibit 4.1


NUMBER                                                                    SHARES

                               INTER-CON/PC, INC.
               ORGANIZED UNDER THE LAWS OF THE STATE OF MINNESOTA


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THIS CERTIFIES THAT

                                    **NAME**

IS THE OWNER AND REGISTERED HOLDER OF

                              **NUMBER OF SHARES**

SHARES OF COMMON STOCK OF INTER-CON/PC, NO PAR VALUE

TRANSFERABLE ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

         IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND TO BE SEALED WITH THE SEAL OF THE
CORPORATION THIS         DAY OF                     ,                        .
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                  SECRETARY                               PRESIDENT